UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 30, 2010

AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283
(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 30, 2010, Airgas and its directors announced a binding commitment to call a Special Meeting of Stockholders to be held on June 21, 2011, if Air Products’ January Meeting Proposal (as such term is defined in the Airgas Proxy Statement relating to its September 15, 2010 Annual Meeting) does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting. This Special Meeting would give stockholders the ability to vote for a number of individuals so that, if a plurality of Airgas stockholders vote for these nominees, these nominees, together with any Air Products nominees elected at the September 2010 Annual Meeting, would constitute a majority of the Airgas Board.  If Air Products' January Meeting Proposal does not receive the specified vote, the members of the Airgas Board have agreed to resign to the extent necessary to carry out our commitment.

More information regarding this binding commitment is available in Airgas' August 30 press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d)  Exhibits.

  99.1 - Press Release, dated August 30, 2010.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 2, 2010	AIRGAS, INC.
(Registrant)

		BY:	/s/ Robert H. Young, Jr.
Robert H. Young, Jr.
Senior Vice President and General Counsel

Exhibit Index

(d) Exhibits.

Exhibit 99.1	Press Release, dated August 30, 2010.